GARY R. BLUME, P.C.
                              A PROFESSIONAL CORPORATION

                                    Attorneys At Law
                         11801 North Tatum Boulevard, Suite 108
                              Phoenix, Arizona  85028-1612

                                Telephone (602) 494-7976
                                Facsimile (602) 494-7313
                                Email gblume@getnet.com
Gary R. Blume*                                               Steven M. Brechner
* Licensed in Arizona and Minnesota


                                                October 10, 1997

To: Subscribers of Series A Preferred Stock of Medcare Technologies, Inc., a Delaware corporation (the "Company") in connection with the issuance of 1,000 shares of Series A Preferred Stock, par value $0.25 per share of the Company

Ladies and Gentlemen:

     We have acted as counsel to Medcare Technologies, Inc., a Delaware corporation (the "Company") in connection with the issuance of 1,000 shares of Series A Preferred Stock, par value $0.25 per share of the Company (the "Shares") in reliance on Rule 506 of the Securities Act of 1933 (the "Act") and the acceptance of certain Subscription Agreements dated June 20, 1997 by and between the Company and the Subscriber, executed between June 16 and June 18 of 1997. This opinion is being delivered to you pursuant to Section 5.8 of the Subscription Agreements and Section 10.7 of the Placement Agent Agreement dated June 20, 1997 between the Company and Swartz Investments, L.L.C. (the "Placement Agent"). Capitalized terms used herein without definition have the respective meanings assigned to them in the Subscription Agreements.

     In connection with and as the basis for this opinion, we have examined, originals or copies certified or otherwise identified to us, of certain documents, corporate records and other instruments, including the following:

        (i) the Certificate of Incorporation of the Company, as amended, certified as of a recent date by an officer of the Company;

        (ii) the by-laws of the company as in effect on June 23, 1997, as certified by an officer of the Company

        (iii) the Certificate of Designation of Series A Preferred Stock in the form submitted for filing with the Secretary of State of the State of Delaware;

        (iv) a certificate dated June 30, 1997 by the Secretary of State of the State of Delaware regarding the existence and good standing of the Company as a corporation under the laws of the State of Delaware;

Subscriber of Shares
Swartz Investments, L.L.C.
July 8, 1997
Page 2

     Reference: Series A Preferred Stock of Medcare Technologies, Inc.


        (v) the minute books of the Company, including copies, certified to our satisfaction, of resolutions adopted by the Board of Directors of the Company on June 30, 1997 and by the unanimous written consent of the Board of Directors of the Company executed on June 30, 1997;

        (vi) various Subscription Agreements;

        (vii) the Registration Rights Agreement by and among the Company, the Placement Agent and the Subscribers (the "Registration Rights Agreement");

        (viii) the Escrow Agreement and Instructions by and among the Company, the Placement Agent, and First Union National Bank of Georgia (the "Escrow Agreement");

        (ix) the Placement Agent Agreement;

        (x) the Irrevocable Instructions to Transfer Agent, by and among the Company, the Company's transfer agent and the Subscribers (the "Irrevocable Instructions to Transfer Agent");

        (xi) certain warrants to purchase the Company's common stock, par value $0.001 per share (the "Common Stock"), issued to Subscribers (the "Subscribers Warrants");

        (xii) certain warrants to purchase Series A Preferred Stock of the Company issued to Subscribers (the "Preferred Warrants"); and

        (xiii) certain warrants to purchase the Company's Common Stock issued to certain designees of the Placement Agent (the "Swartz Warrant Holders") in accordance with the Placement Agent Agreement (the "Swartz Warrants") (the Subscribers' Warrants, the Preferred Warrants and the Swartz Warrants are sometimes hereinafter collectively referred to as "Warrants").

We have also examined such other documents, records, certificates and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

Subscriber of Shares
Swartz Investments, L.L.C.
July 8, 1997
Page 3

     Reference: Series A Preferred Stock of Medcare Technologies, Inc.


     We have also examined, relied upon and assumed the accuracy, where appropriate, of the representations and warranties of the Company and other parties thereto contained in the Subscription Agreements as to the matters of fact therein represented. As to certain questions of fact material to the opinions contained herein, we have, when appropriate, relied upon certificates of statements of public officials and officers and agents of the Company and we have assumed that any certificates or statements of public officials dated earlier than the date of this letter are accurate on the date of this letter as if made on and as of such date.

     In our examination of documents described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

     In addition, we have assumed that the representations and warranties as to factual matters and acknowledgments made by each Subscriber in Sections 2 and 3 of the Subscription Agreements are true and correct.

     The opinions contained herein are limited to our interpretation of the laws of the State of Delaware and the federal laws of the United States. Members of this firm are licensed to practice law in the jurisdictions of Minnesota and Arizona. We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction except our interpretation as detailed above.

     Based upon and subject to the foregoing and the qualifications, limitation and assumptions set forth herein, it is our opinion that, as of the date hereof:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Subscription Agreements, the issuance of the Preferred Stock, the issuance of the Common Stock upon conversion of the Preferred Stock, the issuance of the Preferred Warrants, the issuance of the Preferred Stock upon exercise of the Preferred Warrants, the issuance of the Subscribers' Warrants, the issuance of the Common Stock upon exercise of the Subscribers' Warrants, the issuance of the Swartz Warrants, and the issuance of the Common Stock upon exercise of the Swartz Warrants, have been duly approved by all required corporate action on the part of the Company.

Subscriber of Shares
Swartz Investments, L.L.C.
July 8, 1997
Page 4

     Reference: Series A Preferred Stock of Medcare Technologies, Inc.


     3. The shares of Preferred Stock issued to the Subscribers are validly issued, fully paid and non assessable.

     4. The Common Stock, when duly issued upon conversion and cancellation of the Preferred Stock in accordance with the Certificate of Incorporation and Certificate of Designation, as then in effect, and in compliance with the provisions of the Subscription Agreements, will be validly issued, fully paid and non assessable.

     5. The Common Stock, when duly issued upon exercise of the Subscribers' Warrants and Swartz Warrants, will be validly issued, fully paid and non assessable.

     6. The Preferred Stock, when duly issued upon exercise of the Preferred Warrants, will be validly issued, fully paid and non assessable.

     7. The Subscription Agreements, the Registration Rights Agreement, the Irrevocable Instructions to Transfer Agent, the Placement Agent Agreement, the Escrow Agreement and the Warrants (the "Transaction Agreements") are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability of the indemnification provisions may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rule of laws governing specific performance and other equitable remedies.

     8. Based, in part, upon the representations, warranties and acknowledgments of the Subscribers contained in Sections 2 and 3 of the Subscription Agreement, the Preferred Stock and the Warrants have been, and the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Subscribers' Warrants and the Swartz Warrants, and the Preferred Stock issuable upon exercise of the Preferred Warrants, will be, issued in transactions that are exempt from the registration requirements of the Act, as amended, and applicable state securities laws, assuming the filing of all Securities and Exchange Commission and State Blue Sky documents subsequent to the writing of this opinion and that the Company comply with the continuing requirements of the Act.

     9. The shares of Common Stock issuable on conversion of the Preferred Stock and exercise of the Subscribers' Warrants and the Swartz Warrants are authorized for quotation on

Subscriber of Shares
Swartz Investments, L.L.C.
July 8, 1997
Page 5

     Reference: Series A Preferred Stock of Medcare Technologies, Inc.


the OTC Bulletin Board, subject to notice of issuance. This assumes the requirements of Rule 144 and or the registration of the Common Stock is complete as required under and in conformity with the Act.

     10. For purposes of Rule 144 and sub section (d)(3)(ii) thereof, the Common Stock issuable upon exercise of the Subscribers' Warrants and Swartz Warrants in a cashless exercise transaction shall be deemed to have been acquired at the time the warrants were issued. Moreover, the holding period for the Common Stock issuable upon exercise of the warrants in a cashless exercise transactions shall be deemed to have commenced on the date such warrants were issued.

     11. The offering, sale and conversions of the Series A Preferred Stock will not result in either (i) integration with any prior offering or placement of securities of the Company or (ii) a violation of NASDAQ Rule 4460(i)(1)(d)(ii) (the "NASDAQ 20% Rule").

     The opinions set forth herein are subject to the following qualifications, limitations and assumptions:

     (A) We have assumed:

          (i) that the Transaction Agreements constitute the legal, valid and binding obligations of the parties thereto other than the Company, enforceable in accordance with their respective terms,

          (ii) that the parties to the Transaction Agreements other than the company have the requisite corporate power and authority to enter into such agreement and to perform their respective obligations thereunder and

          (iii) that each of the parties to the Transaction Agreements other than the Company has duly authorized, executed and delivered the Transaction Agreements.

We have also assumed the legal capacity of all natural persons whose acts are relevant to the opinion rendered herein.

     (B) We express no opinion and assume no responsibility as to the effect or, or

Subscriber of Shares
Swartz Investments, L.L.C.
July 8, 1997
Page 6

     Reference: Series A Preferred Stock of Medcare Technologies, Inc.


consequences resulting from any legislative act or other change in law occurring after the date of this letter.

     The foregoing opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other persons, firm, or entity without our express prior written consent; provided, however, that the Swartz Warrant Holders may rely hereon as if this letter were addressed to such Swartz Warrant Holders.

                                                  Sincerely,

                                                  GARY R. BLUME, P.C.


                                                  /s/ Gary R. Blume
                                                  Gary R. Blume
                                                  Attorney at Law


GRB/dlj